i N E W S R E L E A S E CONTACT: Paul Seavey FOR IMMEDIATE RELEASE (800) 247-5279 July 17, 2017 ELS REPORTS SECOND QUARTER RESULTS Continued Strong Performance CHICAGO, IL – July 17, 2017 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2017. All per share results are reported on a fully diluted basis unless otherwise noted. Financial Results for the Quarter and Six Months Ended June 30, 2017 For the quarter ended June 30, 2017, total revenues increased $11.2 million, or 5.3 percent, to $221.3 million compared to $210.1 million for the same period in 2016. Net income available for Common Stockholders for the quarter ended June 30, 2017 increased $4.0 million, or $0.03 per Common Share, to $39.5 million, or $0.45 per Common Share, compared to $35.5 million, or $0.42 per Common Share, for the same period in 2016. For the six months ended June 30, 2017, total revenues increased $23.5 million, or 5.5 percent, to $453.7 million compared to $430.2 million for the same period in 2016. Net income available for Common Stockholders for the six months ended June 30, 2017 increased $10.3 million, or $0.10 per Common Share, to $96.4 million, or $1.11 per Common Share, compared to $86.1 million, or $1.01 per Common Share, for the same period in 2016. Non-GAAP Financial Measures and Portfolio Performance For the quarter ended June 30, 2017, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $6.0 million, or $0.06 per Common Share, to $74.9 million or $0.81 per Common Share, compared to $68.9 million, or $0.75 per Common Share, for the same period in 2016. For the six months ended June 30, 2017, FFO available for Common Stock and OP Unit holders increased $14.5 million, or $0.14 per Common Share, to $168.0 million or $1.81 per Common Share, compared to $153.5 million, or $1.67 per Common Share, for the same period in 2016. For the quarter ended June 30, 2017, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $5.8 million, or $0.06 per Common Share, to $75.1 million, or $0.81 per Common Share, compared to $69.3 million, or $0.75 per Common Share, for the same period in 2016. For the six months ended June 30, 2017, Normalized FFO available for Common Stock and OP Unit holders increased $14.2 million, or $0.14 per Common Share, to $168.3 million, or $1.81 per Common Share, compared to $154.1 million, or $1.67 per Common Share, for the same period in 2016. For the quarter ended June 30, 2017, property operating revenues, excluding deferrals, increased $14.0 million to $211.4 million compared to $197.4 million for the same period in 2016. For the six months ended June 30, 2017, property operating revenues, excluding deferrals, increased $28.5 million to $433.4 million compared to $404.9 million for the same period in 2016. For the quarter ended June 30, 2017, income from property operations, excluding deferrals and property management, increased $6.6 million to $120.0 million compared to $113.4 million for the same period in 2016. For the six months ended June 30, 2017, income from property operations, excluding deferrals and property management, increased $15.0 million to $255.7 million compared to $240.7 million for the same period in 2016.

For the quarter ended June 30, 2017, Core property operating revenues, excluding deferrals, increased approximately 5.5 percent and Core income from property operations, excluding deferrals and property management, increased approximately 4.8 percent compared to the same period in 2016. For the six months ended June 30, 2017, Core property operating revenues, excluding deferrals, increased approximately 4.9 percent and Core income from property operations, excluding deferrals and property management, increased approximately 4.3 percent compared to the same period in 2016.

Investment Activity

During the quarter, we completed the acquisition of Paradise Park Largo, a 108-site manufactured home community located in Largo, Florida. The purchase price of approximately $8.0 million was funded with available cash, loan assumption of $3.6 million, and new loan proceeds of $2.3 million.

During the quarter, we entered into a joint venture agreement to purchase Crosswinds Mobile Home Park, a 376-site manufactured home community located in St. Petersburg, Florida. Our ownership interest is 49% and the purchase price of the Property was $18.4 million.

About Equity LifeStyle Properties

We are a self-administered, self-managed real estate investment trust ("REIT") with headquarters in Chicago. As of July 17, 2017, we own or have an interest in 393 quality properties in 32 states and British Columbia consisting of 147,107 sites.

For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.

Conference Call

A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 18, 2017, at 10:00 a.m. Central Time. Please visit the Investor Information section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.

Reporting Calendar

Quarterly financial results and related earnings conference calls for the next three quarters are expected to occur as follows:

	Release Date	Earnings Call
Third Quarter 2017	Monday, October 16, 2017	Tuesday, October 17, 2017 10:00 a.m. CT
Fourth Quarter 2017	Monday, January 29, 2018	Tuesday, January 30, 2018 10:00 a.m. CT
First Quarter 2018	Monday, April 23, 2018	Tuesday, April 24, 2018 10:00 a.m. CT

Forward-Looking Statements

In addition to historical information, this press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

- our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
- our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
- our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;
- our assumptions about rental and home sales markets;
- our assumptions and guidance concerning 2017 estimated net income, FFO and Normalized FFO;
- our ability to manage counterparty risk;

ii

iii • in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility; • results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing; • impact of government intervention to stabilize site-built single-family housing and not manufactured housing; • effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions; • the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto; • unanticipated costs or unforeseen liabilities associated with recent acquisitions; • ability to obtain financing or refinance existing debt on favorable terms or at all; • the effect of interest rates; • the dilutive effects of issuing additional securities; • the effect of accounting for the entry of contracts with customers representing a right-to-use the properties under the Codification Topic "Revenue Recognition"; • the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and • other risks indicated from time to time in our filings with the Securities and Exchange Commission. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward- looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Investor Information

Equity Research Coverage [1]

Robert W. Baird & Company
Drew T. Babin
215-553-7816
dbabin@rwbaird.com

Cantor Fitzgerald
Gaurav Mehta
212-915-1221
gmehta@cantor.com

Green Street Advisors
Ryan Burke/Ryan Lumb
949-640-8780
rburke@greenstreetadvisors.com
rlumb@greenstreetadvisors.com

Bank of America Merrill Lynch Global Research
Jeffrey Spector
646-855-1363
jeff.spector@baml.com

Citi Research
Michael Bilerman/ Nick Joseph
212-816-1383
michael.bilerman@citi.com
nicholas.joseph@citi.com

Wells Fargo Securities
Todd Stender
562-637-1371
todd.stender@wellsfargo.com

BMO Capital Markets
John Kim
212-885-4170
john.kim@bmo.com

Evercore ISI
Steve Sakwa/ Gwen Clark
212-446-5600
steve.sakwa@evercoreisi.com
gwen.clark@evercoreisi.com

1. Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not by reference to these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.

2Q 2017 Supplemental information 1 Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Stock and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended				
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Operating Information					
Total revenues	$ 221.3	$ 232.4	$ 214.0	$ 226.2	$ 210.1
Net income	$ 44.5	$ 63.1	$ 42.4	$ 46.8	$ 40.8
Net income available for Common Stockholders	$ 39.5	$ 56.9	$ 37.0	$ 41.0	$ 35.5
Adjusted EBITDA [1]	$ 100.8	$ 118.9	$ 101.4	$ 103.4	$ 95.9
FFO available for Common Stock and OP Unit holders[1][2]	$ 74.9	$ 93.1	$ 72.5	$ 76.9	$ 68.9
Normalized FFO available for Common Stock and OP Unit holders[1][2]	$ 75.1	$ 93.2	$ 75.2	$ 77.2	$ 69.3
Funds available for distribution (FAD) available for Common Stock and OP Unit holders[1][2]	$ 63.5	$ 86.0	$ 65.8	$ 67.2	$ 58.4
Common Stock Outstanding (In thousands) and Per Share Data					
Common Stock and OP Units, end of the period	92,840	92,780	92,699	92,507	92,499
Weighted average Common Stock and OP Units outstanding - fully diluted	93,063	93,011	92,965	92,910	92,264
Net income per Common Share - fully diluted	$ 0.45	$ 0.65	$ 0.43	$ 0.48	$ 0.42
FFO per Common Share - fully diluted	$ 0.81	$ 1.00	$ 0.78	$ 0.83	$ 0.75
Normalized FFO per Common Share - fully diluted	$ 0.81	$ 1.00	$ 0.81	$ 0.83	$ 0.75
Dividends per Common Share	$ 0.488	$ 0.488	$ 0.425	$ 0.425	$ 0.425
Balance Sheet					
Total assets	$ 3,485	$ 3,471	$ 3,479	$ 3,470	$ 3,486
Total liabilities	$ 2,386	$ 2,371	$ 2,397	$ 2,396	$ 2,420
Market Capitalization					
Total debt	$ 2,072	$ 2,078	$ 2,110	$ 2,111	$ 2,134
Total market capitalization [3]	$ 10,224	$ 9,364	$ 8,930	$ 9,387	$ 9,675
Ratios					
Total debt / total market capitalization	20.3%	22.2%	23.6%	22.5%	22.1%
Total debt + preferred stock / total market capitalization	21.6%	23.6%	25.2%	23.9%	23.5%
Total debt / Adjusted EBITDA [4]	4.9	5.0	5.1	5.2	5.3
Interest coverage [5]	4.3	4.2	4.1	4.1	4.0
Fixed charges + preferred distributions coverage [6]	3.9	3.8	3.7	3.6	3.5

1. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Adjusted EBITDA, FFO, Normalized FFO and FAD; and reconciliation of Consolidated net income to Adjusted EBITDA.
2. See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders.
3. See page 16 for market capitalization calculation as of June 30, 2017.
4. Calculated using trailing twelve months Adjusted EBITDA. We believe trailing twelve months Adjusted EBITDA provides additional information for determining our ability to meet future debt service requirements.
5. Interest coverage is calculated by dividing trailing twelve months Adjusted EBITDA by the interest expense incurred during the same period.
6. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDA by the sum of fixed charges and preferred stock dividends during the same period.

2Q 2017 Supplemental information 2 Equity LifeStyle Properties, Inc.

Balance Sheet

(In thousands, except share and per share data)

	June 30, 2017 (unaudited)	December 31, 2016
Assets		
Investment in real estate:		
Land	$ 1,167,510	$ 1,163,987
Land improvements	2,922,201	2,893,759
Buildings and other depreciable property	641,931	627,590
	4,731,642	4,685,336
Accumulated depreciation	(1,459,931)	(1,399,531)
Net investment in real estate	3,271,711	3,285,805
Cash	67,740	56,340
Notes receivable, net	48,253	34,520
Investment in unconsolidated joint ventures	21,766	19,369
Deferred commission expense	31,453	31,375
Escrow deposits, goodwill, and other assets, net [1]	44,435	51,578
Total Assets	**$ 3,485,358**	**$ 3,478,987**
Liabilities and Equity		
Liabilities:		
Mortgage notes payable	$ 1,855,028	$ 1,891,900
Term loan	199,483	199,379
Accrued expenses and accounts payable [1]	93,451	89,864
Deferred revenue – upfront payments from right-to-use contracts	83,580	81,484
Deferred revenue – right-to-use annual payments	12,559	9,817
Accrued interest payable	8,044	8,379
Rents and other customer payments received in advance and security deposits	88,543	76,906
Distributions payable	45,259	39,411
Total Liabilities	2,385,947	2,397,140
Equity:		
Stockholders' Equity:		
Preferred stock, $0.01 par value, 9,945,539 shares authorized as of June 30, 2017 and December 31, 2016; none issued and outstanding.	—	—
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value, 54,461 shares authorized and 54,458 issued and outstanding as of June 30, 2017 and December 31, 2016 at liquidation value	136,144	136,144
Common stock, $0.01 par value, 200,000,000 shares authorized as of June 30, 2017 and December 31, 2016; 87,004,507 and 85,529,386 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	868	854
Paid-in capital	1,121,307	1,103,048
Distributions in excess of accumulated earnings	(219,641)	(231,276)
Accumulated other comprehensive income (loss)	30	(227)
Total Stockholders' Equity	1,038,708	1,008,543
Non-controlling interests – Common OP Units	60,703	73,304
Total Equity	1,099,411	1,081,847
Total Liabilities and Equity	**$ 3,485,358**	**$ 3,478,987**

1. As of December 31, 2016, Escrow deposits, goodwill, and other assets, net includes insurance receivable of approximately $10.9 million, and Accrued expenses and accounts payable includes approximately $13.3 million litigation settlement payable related to resolution of the California lawsuits. These amounts were received and paid during the first quarter of 2017.

2Q 2017 Supplemental information 3 Equity LifeStyle Properties, Inc.

Consolidated Income Statement

(In thousands, unaudited)

	Quarters Ended June 30, 2017	Quarters Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Revenues:				
Community base rental income	$ 121,964	$ 115,385	$ 242,656	$ 229,461
Rental home income	3,632	3,543	7,237	7,088
Resort base rental income	50,055	44,732	111,123	100,166
Right-to-use annual payments	11,350	11,187	22,602	22,241
Right-to-use contracts current period, gross	3,798	3,086	7,004	5,618
Right-to-use contract upfront payments, deferred, net	(1,321)	(798)	(2,096)	(1,100)
Utility and other income	20,650	19,523	42,776	40,316
Gross revenues from home sales	7,833	9,130	14,860	17,344
Brokered resale revenue and ancillary services revenues, net	444	398	2,105	1,816
Interest income	1,798	1,625	3,568	3,285
Income from other investments, net	1,109	2,270	1,866	3,993
Total revenues	221,312	210,081	453,701	430,228
Expenses:				
Property operating and maintenance	72,901	66,647	140,955	129,601
Rental home operating and maintenance	1,657	1,581	3,208	3,106
Real estate taxes	13,943	12,869	27,980	26,067
Sales and marketing, gross	2,894	2,931	5,584	5,424
Right-to-use contract commissions, deferred, net	(112)	(116)	(196)	(12)
Property management	13,023	12,044	25,583	23,807
Depreciation on real estate assets and rental homes	30,247	29,029	60,357	57,684
Amortization of in-place leases	958	428	1,990	763
Cost of home sales	7,895	9,481	15,014	17,762
Home selling expenses	929	805	1,854	1,639
General and administrative	8,461	8,255	15,834	15,663
Other expenses, including property rights initiatives	271	527	490	1,181
Interest and related amortization	24,822	25,561	49,701	51,195
Total expenses	177,889	170,042	348,354	333,880
Income before equity in income of unconsolidated joint ventures	43,423	40,039	105,347	96,348
Equity in income of unconsolidated joint ventures	1,040	765	2,190	1,646
Consolidated net income	44,463	40,804	107,537	97,994
Income allocated to non-controlling interest-Common OP Units	(2,649)	(2,998)	(6,539)	(7,308)
Series C Redeemable Perpetual Preferred Stock Dividends	(2,316)	(2,316)	(4,613)	(4,613)
Net income available for Common Stockholders	**$ 39,498**	**$ 35,490**	**$ 96,385**	**$ 86,073**

2Q 2017 Supplemental information 4 Equity LifeStyle Properties, Inc.

2Q 2017 Supplemental information 5 Equity LifeStyle Properties, Inc. Non-GAAP Financial Measures

Second Quarter 2017 - Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

		Quarter Ended June 30, 2017
Income from property operations, excluding deferrals and property management - 2017 Core [1]	$	118.4
Income from property operations, excluding deferrals and property management - Acquisitions [2]		1.6
Property management and general and administrative (excluding transaction costs)		(21.3)
Other income and expenses		3.5
Financing costs and other		(27.1)
Normalized FFO available for Common Stock and OP Unit holders [3]		**75.1**
Transaction costs		(0.2)
FFO available for Common Stock and OP Unit holders [3]	**$**	**74.9**
Normalized FFO per Common Share - fully diluted	$	0.81
FFO per Common Share - fully diluted	$	0.81
Normalized FFO available for Common Stock and OP Unit holders [3]	**$**	**75.1**
Non-revenue producing improvements to real estate		(11.6)
FAD available for Common Stock and OP Unit holders [3]	**$**	**63.5**
Weighted average Common Stock and OP Units - fully diluted		93.1

1. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Non-GAAP financial measures Income from property operations, excluding deferrals and property management, and Core, and reconciliation of income from property operations, excluding deferrals and property management to income before equity in income of unconsolidated joint ventures. See page 9 for details of the 2017 Core Income from Property Operations, excluding deferrals and property management.
2. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Acquisition properties. See page 10 for details of the Income from Property Operations, excluding deferrals and property management for the Acquisitions.
3. See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD available for Common Stock and OP Unit holders. See definitions of Non-GAAP financial measures of FFO, Normalized FFO and FAD and Non-revenue producing improvements in Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information.

2Q 2017 Supplemental information 6 Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended June 30, 2017	Quarters Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net income available for Common Stockholders	**$ 39,498**	**$ 35,490**	**$ 96,385**	**$ 86,073**
Income allocated to Common OP Units	2,649	2,998	6,539	7,308
Right-to-use contract upfront payments, deferred, net [1]	1,321	798	2,096	1,100
Right-to-use contract commissions, deferred, net [2]	(112)	(116)	(196)	(12)
Depreciation on real estate assets	27,608	26,362	55,061	52,370
Depreciation on rental homes	2,639	2,667	5,296	5,314
Amortization of in-place leases	958	428	1,990	763
Depreciation on unconsolidated joint ventures	364	305	811	595
FFO available for Common Stock and OP Unit holders [3]	**74,925**	**68,932**	**167,982**	**153,511**
Transaction costs [4]	220	398	324	598
Normalized FFO available for Common Stock and OP Unit holders [3]	**75,145**	**69,330**	**168,306**	**154,109**
Non-revenue producing improvements to real estate	(11,648)	(10,980)	(18,808)	(18,317)
FAD available for Common Stock and OP Unit holders [3]	**$ 63,497**	**$ 58,350**	**$ 149,498**	**$ 135,792**
Net income available per Common Share - Basic	**$ 0.46**	**$ 0.42**	**$ 1.12**	**$ 1.02**
Net income available per Common Share - Fully Diluted	**$ 0.45**	**$ 0.42**	**$ 1.11**	**$ 1.01**
FFO per Common Share & OP Units-Basic	**$ 0.81**	**$ 0.75**	**$ 1.81**	**$ 1.68**
FFO per Common Share & OP Units-Fully Diluted	**$ 0.81**	**$ 0.75**	**$ 1.81**	**$ 1.67**
Normalized FFO per Common Share & OP Units-Basic	**$ 0.81**	**$ 0.76**	**$ 1.82**	**$ 1.68**
Normalized FFO per Common Share & OP Units-Fully Diluted	**$ 0.81**	**$ 0.75**	**$ 1.81**	**$ 1.67**
Average Common Stock - Basic	86,763	84,516	86,408	84,419
Average Common Stock and OP Units - Basic	92,649	91,721	92,643	91,625
Average Common Stock and OP Units - Fully Diluted	93,063	92,264	93,041	92,163

1. We are required by GAAP to defer, over the estimated customer life, recognition of non-refundable upfront payments from sales of new and upgrade right-to-use contracts. For 2017, the customer life is estimated to be 40 years and is based upon our experience operating the membership platform since 2008. The amount shown represents the deferral of a substantial portion of current period upgrade sales, offset by amortization of prior period sales.
2. We are required by GAAP to defer recognition of commissions paid related to the entry of right-to-use contracts. The deferred commissions will be amortized using the same method as used for the related non-refundable upfront payments from the entry of right-to-use contracts and upgrade sales. The amount shown represents the deferral of a substantial portion of current period commissions on those contracts, offset by the amortization of prior period commissions.
3. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for Non-GAAP financial measure definitions of FFO, Normalized FFO and FAD and for a definition of Non-revenue producing improvements.
4. Included in General and administrative on the Consolidated Income Statement on page 4.

2Q 2017 Supplemental information 7 Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations [1]

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Community base rental income [2]	$ 122.0	$ 115.4	$ 242.7	$ 229.5
Rental home income	3.6	3.5	7.2	7.1
Resort base rental income [3]	50.1	44.8	111.1	100.2
Right-to-use annual payments	11.3	11.2	22.6	22.2
Right-to-use contracts current period, gross	3.8	3.1	7.0	5.6
Utility and other income	20.6	19.4	42.8	40.3
Property operating revenues	211.4	197.4	433.4	404.9
Property operating, maintenance and real estate taxes	86.8	79.5	168.9	155.7
Rental home operating and maintenance	1.7	1.6	3.2	3.1
Sales and marketing, gross	2.9	2.9	5.6	5.4
Property operating expenses	91.4	84.0	177.7	164.2
Income from property operations, excluding deferrals and property management [1]	**$ 120.0**	**$ 113.4**	**$ 255.7**	**$ 240.7**
Manufactured home site figures and occupancy averages:				
Total sites	71,043	70,409	71,017	70,262
Occupied sites	66,822	65,607	66,732	65,380
Occupancy %	94.0%	93.2%	93.9%	93.1%
Monthly base rent per site	$ 608	$ 586	$ 606	$ 585
Resort base rental income:				
Annual	$ 32.9	$ 30.4	$ 65.0	60.4
Seasonal	4.9	4.1	23.4	20.3
Transient	12.3	10.3	22.7	19.5
Total resort base rental income	$ 50.1	$ 44.8	$ 111.1	$ 100.2

1. See page 4 for the Consolidated Income Statement and see Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for Non-GAAP measure definitions and reconciliation of Income from property operations, excluding deferrals and property management.
2. See the manufactured home site figures and occupancy averages below within this table.
3. See resort base rental income detail included below within this table.

2Q 2017 Supplemental information 8 Equity LifeStyle Properties, Inc.

2017 Core Income from Property Operations [1]

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30, 2017	Quarters Ended June 30, 2016	% Change [2]	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016	% Change [2]
Community base rental income [3]	$ 120.7	$ 115.2	4.8 %	$ 240.3	$ 229.3	4.8 %
Rental home income	3.6	3.5	2.5 %	7.2	7.1	2.1 %
Resort base rental income [4]	47.8	44.2	8.1 %	104.6	99.4	5.3 %
Right-to-use annual payments	11.3	11.2	1.5 %	22.6	22.2	1.6 %
Right-to-use contracts current period, gross	3.8	3.1	23.1 %	7.0	5.6	24.7 %
Utility and other income	20.3	19.5	4.4 %	42.0	40.2	4.4 %
Property operating revenues	207.5	196.7	5.5 %	423.7	403.8	4.9 %
Property operating, maintenance and real estate taxes	84.5	79.2	7.3 %	164.4	155.1	6.0 %
Rental home operating and maintenance	1.7	1.6	4.8 %	3.2	3.1	3.3 %
Sales and marketing, gross	2.9	2.9	(1.3)%	5.6	5.4	2.9 %
Property operating expenses	89.1	83.7	6.5 %	173.2	163.7	5.9 %
Income from property operations, excluding deferrals and property management [1]	**$ 118.4**	**$ 113.0**	**4.8 %**	**$ 250.5**	**$ 240.1**	**4.3 %**
Occupied sites [5]	**65,981**	**65,406**				
Core manufactured home site figures and occupancy averages:						
Total sites	69,987	69,984		69,979	69,985	
Occupied sites	65,898	65,312		65,826	65,233	
Occupancy %	94.2%	93.3%		94.1%	93.2%	
Monthly base rent per site	$ 611	$ 588		$ 608	$ 586	
Resort base rental income:						
Annual	$ 31.9	$ 30.1	6.0 %	$ 63.1	$ 60.0	5.3 %
Seasonal	4.5	4.0	13.7 %	20.9	20.1	3.8 %
Transient	11.4	10.1	12.3 %	20.6	19.3	6.7 %
Total resort base rental income	$ 47.8	$ 44.2	8.1 %	$ 104.6	$ 99.4	5.3 %

1. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Non-GAAP measures Income from property operations, excluding deferrals and property management, and Core.
2. Calculations prepared using actual results without rounding.
3. See the Core manufactured home site figures and occupancy averages included below within this table.
4. See resort base rental income detail included below within this table.
5. Occupied sites as of the end of the period shown. Occupied sites have increased by 255 from 65,726 at December 31, 2016.

2Q 2017 Supplemental information 9 Equity LifeStyle Properties, Inc.

Acquisitions - Income from Property Operations [1]

(In millions, unaudited)

	Quarter Ended June 30, 2017	Six Months Ended June 30, 2017
Community base rental income	$ 1.3	$ 2.4
Resort base rental income	2.3	6.5
Utility income and other property income	0.3	0.8
Property operating revenues	3.9	9.7
Property operating expenses	2.3	4.5
Income from property operations, excluding deferrals and property management	**$ 1.6**	**$ 5.2**

1. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Acquisitions.

2Q 2017 Supplemental information 10 Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended June 30, 2017	Quarters Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Manufactured homes:				
New home	$ 7.0	$ 6.3	$ 13.6	$ 12.5
Used home	5.5	6.3	11.3	12.7
Rental operations revenues [1]	12.5	12.6	24.9	25.2
Rental operations expense	1.7	1.6	3.2	3.1
Income from rental operations	10.8	11.0	21.7	22.1
Depreciation on rental homes	2.6	2.7	5.3	5.3
Income from rental operations, net of depreciation[4]	**$ 8.2**	**$ 8.3**	**$ 16.4**	**$ 16.8**
Occupied rentals: [2]				
New	2,517	2,267		
Used	2,157	2,595		
Total occupied rental sites	4,674	4,862		

Cost basis in rental homes: [3]	As of June 30, 2017 Gross	June 30, 2017 Net of Depreciation	June 30, 2016 Gross	June 30, 2016 Net of Depreciation
New	$ 129.9	$ 100.1	$ 120.7	$ 96.2
Used	48.2	18.5	54.7	30.4
Total rental homes	$ 178.1	$ 118.6	$ 175.4	$ 126.6

1. For the quarters ended June 30, 2017 and 2016, approximately $8.8 million and $9.0 million, respectively, of the rental operations revenue are included in the Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the Rental home income in the Consolidated Income from Property Operations table on page 8.
2. Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended June 30, 2017 and 2016 are 262 and 143 homes rented through our ECHO joint venture, respectively. For the six months ended June 30, 2017 and 2016, the rental home investment associated with our ECHO joint venture totals approximately $8.8 million and $5.4 million, respectively.
3. Includes both occupied and unoccupied rental homes. New home cost basis does not include the costs associated with our ECHO joint venture. At both June 30, 2017 and 2016, our investment in the ECHO joint venture was approximately $15.4 million.
4. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for the Non-GAAP measure definition of Income from rental operations, net of depreciation.

2Q 2017 Supplemental information 11 Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2017

	Sites
Community sites	71,100
Resort sites:	
Annuals	26,600
Seasonal	11,200
Transient	10,500
Membership [(1)]	24,100
Joint Ventures [(2)]	3,600
Total	**147,100**

Home Sales - Select Data

	Quarters Ended June 30,		Six Months Ended June 30,	
	2017	**2016**	**2017**	**2016**
Total New Home Sales Volume [(3)]	120	180	240	301
New Home Sales Volume - ECHO joint venture	41	63	78	97
New Home Sales Gross Revenues[(3)]	$ 4,548	$ 6,044	$ 9,491	$ 11,443
Total Used Home Sales Volume	338	342	623	653
Used Home Sales Gross Revenues	$ 3,285	$ 3,086	$ 5,369	$ 5,901
Brokered Home Resales Volume	252	217	420	403
Brokered Home Resale Revenues, net	$ 346	$ 329	$ 588	$ 608

1. Sites primarily utilized by approximately 107,500 members. Includes approximately 5,700 sites rented on an annual basis.
2. Joint venture income is included in the Equity in income from unconsolidated joint ventures in the Consolidated Income Statement on page 4.
3. Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with our ECHO joint venture.

2Q 2017 Supplemental information 12 Equity LifeStyle Properties, Inc.

2017 Guidance - Selected Financial Data [1]

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2017 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases in annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events.

(In millions, except per share data, unaudited)

	Quarter Ended September 30, 2017	Year Ended December 31, 2017
Income from property operations, excluding deferrals and property management - 2017 Core [2]	$ 125.6	$ 499.1
Income from property operations - Acquisitions [3]	1.5	8.8
Property management and general and administrative	(20.4)	(81.0)
Other income and expenses	3.8	13.8
Financing costs and other	(27.2)	(108.3)
Normalized FFO available for Common Stock and OP Unit holders [4]	**83.3**	**332.4**
Transaction costs	—	(0.3)
FFO available for Common Stock and OP Unit holders [4]	**83.3**	**332.1**
Depreciation on real estate and other	(28.2)	(114.1)
Depreciation on rental homes	(2.6)	(10.6)
Deferral of right-to-use contract sales revenue and commission, net	(0.9)	(3.4)
Income allocated to non-controlling interest-Common OP Units	(3.2)	(12.8)
Net income available for Common Stockholders	**$ 48.4**	**$ 191.2**

Net income per Common Share - fully diluted [5]	$0.52 - $0.58	$2.14 - $2.24
FFO per Common Share - fully diluted	$0.86 - $0.92	$3.52 - $3.62
Normalized FFO per Common Share - fully diluted	$0.86 - $0.92	$3.52 - $3.62
Weighted average Common Stock outstanding - fully diluted	93.1	93.1

1. Each line item represents the mid-point of a range of possible outcomes and reflects management's estimate of the most likely outcome. Actual Normalized FFO available for Common Stock and OP Unit holders, Normalized FFO per Common Share, FFO available for Common Stock and OP Unit holders, FFO per Common Share, Net income available for Common Stockholders and Net income per Common Share could vary materially from amounts presented above if any of our assumptions is incorrect.
2. See page 14 for 2017 Core Guidance Assumptions. Amount represents 2016 income from property operations, excluding deferrals and property management, from the 2017 Core properties of $118.2 million multiplied by an estimated growth rate of 6.3% and $476.1 million multiplied by an estimated growth rate of 4.8% for the quarter ended June 30, 2017 and the year ended December 31, 2017, respectively.
3. See page 14 for the 2017 Assumptions regarding the Acquisition properties.
4. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for definitions of Normalized FFO and FFO.
5. Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest-Common OP Units.

2Q 2017 Supplemental information 13 Equity LifeStyle Properties, Inc.

2017 Core Guidance Assumptions [1]

(In millions, unaudited)

	Quarter Ended September 30, 2016	Third Quarter 2017 Growth Factors [2]	Year Ended December 31, 2016	2017 Growth Factors [2]
Community base rental income	$ 116.1	4.8 %	$ 462.3	4.7 %
Rental home income	3.5	5.1 %	14.1	3.0 %
Resort base rental income [3]	53.3	6.1 %	196.8	5.2 %
Right-to-use annual payments	11.3	0.8 %	45.0	0.8 %
Right-to-use contracts current period, gross	3.7	(9.9)%	12.3	5.5 %
Utility and other income	21.0	0.7 %	80.9	1.6 %
Property operating revenues	208.9	4.2 %	811.4	4.3 %
Property operating, maintenance, and real estate taxes	85.8	1.6 %	317.3	3.7 %
Rental home operating and maintenance	1.8	(2.2)%	6.9	(1.6)%
Sales and marketing, gross	3.1	— %	11.1	2.1 %
Property operating expenses	90.7	1.5 %	335.3	3.5 %
Income from property operations, excluding deferrals and property management	**$ 118.2**	**6.3 %**	**$ 476.1**	**4.8 %**
Resort base rental income:				
Annual	$ 30.9	5.6 %	$ 122.3	5.3 %
Seasonal	3.8	10.0 %	30.2	4.4 %
Transient	18.6	6.0 %	44.3	5.5 %
Total resort base rental income	**$ 53.3**	**6.1 %**	**$ 196.8**	**5.2 %**

2017 Assumptions Regarding Acquisition Properties [1]

(In millions, unaudited)

	Quarter Ended September 30, 2017 [4]	Year Ended December 31, 2017 [4]
Community base rental income	$ 1.4	$ 5.1
Resort base rental income	2.2	11.4
Utility income and other property income	0.3	1.5
Property operating revenues	3.9	18.0
Property operating, maintenance, and real estate taxes	2.4	9.2
Property operating expenses		
Income from property operations, excluding deferrals and property management	**$ 1.5**	**$ 8.8**

1. See Non-GAAP Financial Measure Definitions and Other Terms at the end of the supplemental information for a definition of Core and Acquisition properties.
2. Management's estimate of the growth of property operations in the 2017 Core Properties compared to actual 2016 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using actual results without rounding. Actual growth could vary materially from amounts presented above if any of our assumptions is incorrect.
3. See Resort base rental income table included below within this table.
4. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management's best estimate of the most likely outcome for the Acquisition properties. Actual income from property operations for the Acquisition properties could vary materially from amounts presented above if any of our assumptions is incorrect.

2Q 2017 Supplemental information 14 Equity LifeStyle Properties, Inc.

Right-To-Use Memberships - Select Data

(In thousands, except member count, number of Thousand Trails Camping Pass, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,				
	2013	2014	2015	2016	2017 [1]
Member Count [2]	98,277	96,130	102,413	104,728	106,500
Thousand Trails Camping Pass (TTC) Origination [3]	15,607	18,187	25,544	29,576	31,000
TTC Sales	9,289	10,014	11,877	12,856	13,400
RV Dealer TTC Activations	6,318	8,173	13,667	16,720	17,600
Number of annuals [4]	4,830	5,142	5,470	5,756	5,900
Number of upgrade sales [5]	2,999	2,978	2,687	2,477	2,600
Right-to-use annual payments [6]	$ 47,967	$ 44,860	$ 44,441	$ 45,036	$ 45,400
Resort base rental income from annuals	$ 11,148	$ 12,491	$ 13,821	$ 15,413	$ 16,800
Resort base rental income from seasonals/transients	$ 12,692	$ 13,894	$ 15,795	$ 17,344	$ 18,000
Upgrade contract initiations [7]	$ 13,815	$ 13,892	$ 12,783	$ 12,312	$ 13,000
Utility and other income	$ 2,293	$ 2,455	$ 2,430	$ 2,442	$ 2,400

1. Guidance estimate. Each line item represents our estimate of the mid-point of a possible range of outcomes and reflects management's best estimate of the most likely outcome. Actual figures could vary materially from amounts presented above if any of our assumptions is incorrect.
2. Members have entered into right-to-use contracts with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3. TTCs allow access to any of five geographic areas in the United States.
4. Members who rent a specific site for an entire year in connection with their right-to-use contract.
5. Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional properties. Upgrades require a non-refundable upfront payment.
6. The year ended December 31, 2013 includes $2.1 million of revenue recognized related to our right-to-use annual memberships activated through our dealer program. During the third quarter of 2013, we changed the accounting treatment of revenues and expenses associated with the RV dealer program to recognize as revenue only the cash received from members generated by the program.
7. Revenues associated with contract upgrades, included in Right-to-use contracts current period, gross, on our Consolidated Income Statement on page 4.

2Q 2017 Supplemental information 15 Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2017

	Total Common Stock/Units	% of Total Common Stock/Units	Total	% of Total	% of Total Market Capitalization
Secured Debt			$ 1,872	90.3 %	
Unsecured Debt			200	9.7 %	
Total Debt [1]			**$ 2,072**	**100.0 %**	**20.3 %**
Common Stock	87,004,507	93.7%			
OP Units	5,835,253	6.3%			
Total Common Stock and OP Units	92,839,760	100.0%			
Common Stock price at June 30, 2017	$ 86.34				
Fair Value of Common Stock and OP Units			$ 8,016	98.3 %	
Perpetual Preferred Stock			136	1.7 %	
Total Equity			**$ 8,152**	**100.0 %**	**79.7 %**
Total Market Capitalization			**$ 10,224**		**100.0 %**

Perpetual Preferred Stock as of June 30, 2017

Series	Callable Date	Outstanding Stock	Liquidation Value	Annual Dividend Per Share	Annual Dividend Value
6.75% Series C	9/7/2017	54,458	$ 136	$ 168.8	$ 9.2

1. Excludes deferred financing costs of approximately $17.8 million.

2Q 2017 Supplemental information 16 Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2017
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2017	6,876	6.47 %	—	—	6,876	0.33 %	6.47 %
2018	203,463	5.95 %	—	—	203,463	9.84 %	5.95 %
2019	199,211	6.27 %	—	—	199,211	9.63 %	6.27 %
2020	120,700	6.14 %	200,000	2.39 %	320,700	15.51 %	3.80 %
2021	188,724	5.01 %	—	—	188,724	9.13 %	5.01 %
2022	148,368	4.59 %	—	—	148,368	7.17 %	4.59 %
2023	109,992	5.11 %	—	—	109,992	5.32 %	5.11 %
2024	—	— %	—	—	—	— %	— %
2025	106,690	3.45 %	—	—	106,690	5.16 %	3.45 %
2026	—	— %	—	—	—	— %	— %
Thereafter	783,993	4.27 %	—	—	783,993	37.91 %	4.27 %
Total	**$ 1,868,017**	**4.90 %**	**$ 200,000**	**2.39 %**	**$ 2,068,017**	**100.0 %**	**4.65 %**
Note Premiums	**4,298**		**—**		**4,298**		
Total Debt	**1,872,315**		**200,000**		**2,072,315**		
Deferred Financing Costs	**(17,287)**		**(517)**		**(17,804)**		
Total Debt, net	**1,855,028**	**4.92 %** [(1)]	**199,483**	**2.52 %**	**$ 2,054,511**		**4.69 %** [(1)]
Average Years to Maturity	**10.8**		**2.6**		**10.0**		

1. Reflects effective interest rate including amortization of note premiums and amortization of deferred loan cost for secured and total debt and stated interest rate for unsecured debt.

2Q 2017 Supplemental information 17 Equity LifeStyle Properties, Inc.

2Q 2017 Supplemental information 18 Equity LifeStyle Properties, Inc. Non-GAAP Financial Measures Definitions and Other Terms This document contains certain Non-GAAP measures used by management that we believe are helpful in understanding our business, as further discussed in the paragraphs below. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non- GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, impairments, if any, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of non-refundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO. We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance. NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures. We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization, impairments, if any, and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items. INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, utility income and right-to- use income less property operating and maintenance expenses, real estate tax, sales and marketing expenses, property management and the GAAP deferral of right-to-use contract upfront payments and related commissions, net. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our manufactured home and RV communities.

The following table reconciles Net income available for Common Stockholders to Income from property operations (amounts in thousands):

	Quarters Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Net income available for Common Stockholders	$ 39,498	$ 35,490	$ 96,385	$ 86,073
Series C Redeemable Perpetual Preferred Stock Dividends	2,316	2,316	4,613	4,613
Income allocated to non-controlling interests - Common OP Units	2,649	2,998	6,539	7,308
Equity in income of unconsolidated joint ventures	(1,040)	(765)	(2,190)	(1,646)
Income before equity in income of unconsolidated joint ventures	$ 43,423	$ 40,039	$ 105,347	$ 96,348
Right-to-use upfront payments, deferred, net	1,321	798	2,096	1,100
Gross revenues from home sales	(7,833)	(9,130)	(14,860)	(17,344)
Brokered resale revenues and ancillary services revenues, net	(444)	(398)	(2,105)	(1,816)
Interest income	(1,798)	(1,625)	(3,568)	(3,285)
Income from other investments, net	(1,109)	(2,270)	(1,866)	(3,993)
Right-to-use contract commissions, deferred, net	(112)	(116)	(196)	(12)
Property management	13,023	12,044	25,583	23,807
Depreciation on real estate and rental homes	30,247	29,029	60,357	57,684
Amortization of in-place leases	958	428	1,990	763
Cost of homes sales	7,895	9,481	15,014	17,762
Home selling expenses	929	805	1,854	1,639
General and administrative	8,461	8,255	15,834	15,663
Property rights initiatives and other	271	527	490	1,181
Interest and related amortization	24,822	25,561	49,701	51,195
Income from property operations, excluding deferrals and property management	120,054	113,428	255,671	240,692
Right-to-use contracts, deferred and sales and marketing, deferred, net	(1,209)	(682)	(1,900)	(1,088)
Property management	(13,023)	(12,044)	(25,583)	(23,807)
Income from property operations	$ 105,822	$ 100,702	$ 228,188	$ 215,797

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION (EBITDA) AND ADJUSTED EBITDA. EBITDA is defined as net income or loss before interest income and expense, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; d) GAAP deferral of right-to-use contract upfront payments and related commissions, net; e) impairments, if any; and f) other miscellaneous non-comparable items. EBITDA and Adjusted EBITDA provide us with an understanding of one aspect of earnings before the impact of investing and financing charges. We believe that EBITDA and Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure a company's operating performance and they are used by rating agencies and other parties, including lenders, to evaluate our creditworthiness.

The following table reconciles Consolidated net income to EBITDA and Adjusted EBITDA (amounts in thousands):

	Quarters Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Consolidated net income	$ 44,463	$ 40,804	$ 107,537	$ 97,994
Interest Income	(1,798)	(1,625)	(3,568)	(3,285)
Depreciation on real estate assets and rental homes	30,247	29,029	60,357	57,684
Amortization of in-place leases	958	428	1,990	763
Depreciation on corporate assets	314	279	603	558
Depreciation on unconsolidated joint ventures	364	305	811	595
Interest and related amortization	24,822	25,561	49,701	51,195
EBITDA	99,370	94,781	217,431	205,504
Right-to-use contract upfront payments, deferred, net	1,321	798	2,096	1,100
Right-to-use contract commissions, deferred, net	(112)	(116)	(196)	(12)
Transaction costs	220	398	324	598
Adjusted EBITDA	$ 100,799	$ 95,861	$ 219,655	$ 207,190

2Q 2017 Supplemental information 19 Equity LifeStyle Properties, Inc.

2Q 2017 Supplemental information 20 Equity LifeStyle Properties, Inc. CORE. The Core properties include properties we owned and operated during all of 2016 and 2017. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations. ACQUISITIONS. The Acquisition properties include all properties that were not owned and operated in 2016 and 2017. This includes, but is not limited to, one property acquired during 2017, four properties acquired during 2016, and Tropical Palms RV Resort. INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results including the impact of depreciation which affects our home rental program investment decisions. NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that will not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture, and mechanical improvements. FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.